Exhibit 99.1

D-Wave Reports Second Quarter and First Half 2022 Results

and Provides Business Update

Completed transaction with DPCM Capital, Inc. and began trading as a public company listed on the NYSE on August 8, 2022

Continued expansion of commercial footprint with over 55 commercial customers, representing a year-over-year increase of 44%, during the Second Quarter

BURNABY, B.C. & PALO ALTO, Calif. - August 16, 2022 – D-Wave Quantum Inc., (NYSE: QBTS) (“D-Wave” or the “Company”) a leader in quantum computing systems, software, and service, and the only provider building both annealing and gate-model quantum computers, today announced financial results of its wholly-owned operating subsidiary, D-Wave Systems Inc. (“D-Wave Systems”), and a business update for its second quarter ended June 30, 2022.

“We are pleased to report our first quarterly results as a public company. Since the beginning of the year, we have achieved a number of important milestones. In addition to successfully transitioning to a publicly listed company, in the face of a very challenging and volatile market, we continue to expand our customer base with over 95 total customers as of the end of the second quarter, over 55 of which were commercial organizations; launched an updated quantum-hybrid solver; expanded our Leap™ quantum cloud physical footprint into the United States and Europe; and provided our customers with access to a prototype of our Advantage2™ system, showcasing the power of our upcoming 6th generation quantum computer,” said Alan Baratz, CEO of D-Wave. “Our commercial momentum is propelled by the new use cases that we are developing with our customers, and we look forward to continuing to unlock the power of quantum-hybrid value for a growing number of use-cases in the coming months and years.”

Recent Commercial / Business Highlights

•	Announced a multi-year strategic alliance with Mastercard to develop quantum applications in areas such as consumer loyalty and rewards, cross border settlement, and fraud management

•	Announced a number of new customers, including Forbes Global 2000 customers, to address quantum use cases across manufacturing, logistics, financial services, autonomous driving, and life sciences

•	Continued expansion of commercial customer base, with 44% year-over-year increase in commercial customers, during the first half of 2022

•	Announced a new board of directors, led by Chairman Steven West, and including CEO Alan Baratz, Roger Biscay, Amy Cappellanti-Wolf, Emil Michael, Michael Rogers and Eduard van Gelderen

•	Completed a transaction with DPCM Capital, and began trading on the NYSE under the ticker symbol QBTS on August 8, 2022

Recent Technical Highlights

•

Announced availability of the Advantage2™ experimental prototype, which is expected to become our sixth-generation quantum system. The prototype is designed to illustrate the power of the upcoming system, ultimately expected to feature 7,000+ qubits with a new design that enables 20-way connectivity and increased coherence

•

Launched the CQM hybrid solver, allowing businesses to solve constrained quadratic optimization problems with continuous variables, expanding the types of use-cases that are able to benefit from quantum-hybrid solutions

•	Expanded the Leap™ quantum cloud service footprint, with quantum computing systems now physically located in Canada, the United States, and Europe

Financial Results for the Second Quarter ended June 30, 2022

•	Revenue for the second quarter of fiscal 2022 was $1,371,000, an increase of $234,000, or 21%, from $1,137,000 in the second quarter of fiscal 2021

•	Gross profit for the second quarter of fiscal 2022 was $785,000, an increase of $96,000, or 14%, from $689,000 in the second quarter of fiscal 2021

•	Operating expenses for the second quarter of fiscal 2022 were $12,770,000, an increase of $2,745,000, or 27%, from $10,025,000 in the second quarter of fiscal 2021

•	Adjusted operating expenses[1] for the second quarter of fiscal 2022 were $11,660,000, an increase of $2,167,000, or 23%, from $9,493,000 in the second quarter of fiscal 2021

•	Net loss for the second quarter of fiscal 2022 was $13,198,000, or $0.12 per share, compared with $4,668,000, or $0.04 per share, in the second quarter of fiscal 2021

•	Adjusted EBITDA[2] for the second quarter of fiscal 2022 was negative $10,835,000, a $2,031,000 or 23% increase, from negative $8,804,000 in the second quarter of fiscal 2021

We are providing adjusted operating expenses and Adjusted EBITDA as we believe these metrics improve investors’ ability to evaluate our underlying performance. Non-GAAP measures do not have any standardized meaning under GAAP, and therefore may not be comparable to similar measures employed by other companies.

1

Adjusted operating expenses is a non-GAAP financial measure. For a description of adjusted operating expenses and a reconciliation to operating expenses, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

2

Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA and a reconciliation to net loss, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release

Financial Results for the First Half of Fiscal Year 2022

•	Revenue for the six months ended June 30, 2022 was $3,083,000, an increase of $537,000, or 21%, from $2,546,000 in the six months ended June 30, 2021

•	During the first half of fiscal 2022, D-Wave had 56 commercial customers, an increase of 17, or 44%, from 39 commercial customers in the first half of fiscal 2021.

•	During the first half of fiscal 2022, D-Wave had 97 total customers, an increase of 29, or 43%, from 68 total customers in the first half of fiscal 2021.

•	Gross profit for the six months ended June 30, 2022 was $1,914,000, an increase of $114,000, or 6%, from $1,800,000 for the six months ended June 30, 2021

•	Operating expenses for the first half of fiscal 2022 were $24,544,000, an increase of $4,443,000, or 22%, from $20,101,000 in the first half of fiscal 2021

•	Adjusted operating expenses for the first half of fiscal 2022 were $22,319,000, an increase of $3,283,000, or 17%, from $19,036,000 in the first half of fiscal 2021

•	Net loss for the six months ended June 30, 2022 was $24,815,000, or $0.22 per share, compared with $13,496,000, or $0.12 per share, in the six months ended June 30, 2021

•	Adjusted EBITDA for the first half of fiscal 2022 was negative $20,325,000, an increase of $3,101,000, or 18%, from negative $17,224,000 for the first half of fiscal 2021

Committed Equity Facility

On June 16, 2022, D-Wave entered into a common stock purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Under the agreement, the Company has the right, but not the obligation, to issue and sell up to $150 million of shares of its common stock to Lincoln Park, subject to certain limitations and satisfaction of certain conditions, over a 3-year period. The Company issued 127,180 shares of common stock to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares of Company common stock under the agreement. Further details have been provided in the Company’s Form S-4 Registration Statement (as amended, the “Registration Statement”) previously filed with the Securities and Exchange Commission.

Fiscal Year 2022 Outlook

Based on information available as of August 16, 2022, D-Wave is providing the following guidance for full year fiscal 2022:

•	Revenue is expected to be in the range of $7.0 million to $9.0 million

•	Adjusted EBITDA is expected to be less than negative $49 million[1]

1.

We are not able to reconcile guidance for Adjusted EBITDA to its most directly comparable GAAP measure, net loss, and cannot provide an estimated range of net loss for such period without unreasonable efforts because certain items that impact net loss, including foreign exchange and stock-based compensation, are not within our control or cannot be reasonably predicted.

Second Quarter 2022 Conference Call

In conjunction with this announcement, D-Wave will host a conference call on Tuesday, August 16, 2022, at 4:30 p.m. (Eastern Time), to discuss such financial results and its business outlook. The live dial-in number is 1-877-407-3982 (domestic) or 1-201-493-6780 (international), conference ID code 13732159. A live webcast and subsequent replay of the call will also be available on the “Investor Relations” page of the Company’s website at: http://ir.dwavesys.com/.

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology is being used by some of the world’s most advanced organizations, including NEC Corporation, Volkswagen, DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of Adjusted EBITDA and adjusted operating expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. Adjusted EBITDA is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other nonrecurring nonoperating income and expenses. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted operating expenses is defined as operating expenses before depreciation and amortization expense and stock-based compensation expense. We use adjusted operating expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of each of Adjusted EBITDA and adjusted operating expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this press release include, but are not limited to, statements regarding the company’s future growth and innovations; the increased adoption of quantum computing solutions and expansion of related market opportunities and use cases and our customer base; our Advantage2™ experimental prototype; and our expectations relating to revenue and Adjusted EBITDA for the second half of fiscal 2022. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including general economic conditions and other risks, our ability to expand our customer base and the customer adoption of our solutions, and the uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement, as well as factors associated with companies, such as D-Wave, that are engaged in the business of quantum computing, including anticipated trends, growth rates, and challenges in those businesses and in the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and or timing thereof; the performance of the our products; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; and the risk that our securities will not maintain the listing on the NYSE. Furthermore, if the forward-looking statements contained in this press release prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not place undue reliance on these statements in making an investment decision or regard these statements as a representation or warranty by any person we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

D-Wave Systems Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(In thousands of U.S. dollars, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$10,466	$9,483
Trade accounts receivable, net	918	421
Receivable research incentives	2,451	4,774
Inventories	2,148	2,114
Prepaid expenses and other current assets	1,529	1,116
Deferred offering costs	5,671	1,250

Total current assets	$23,183	$19,158
Property and equipment, net	2,772	3,249
Operating lease right-of-use assets	8,118	8,578
Intangible assets, net	262	272
Other noncurrent assets	1,350	1,353

Total assets	$35,685	$32,610

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	2,483	2,109
Accrued expenses and other current liabilities	8,295	3,614
Current portion of operating lease liabilities	1,573	1,687
Loans payable, current	21,353	220
Deferred revenue, current	2,595	2,665

Total current liabilities	36,299	10,295
Operating lease liabilities, net of current portion	6,556	6,990
Loans payable, noncurrent	12,903	12,233
Deferred revenue, noncurrent	20	54
Other noncurrent liabilities	—	18

Total liabilities	$55,778	$29,590

Commitments and contingencies
Stockholders’ equity:
Non-redeemable convertible preferred stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 137,765,828 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	189,881	189,881
Common stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 3,341,327 and 3,166,949 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	2,811	2,610
Additional paid-in capital	147,779	146,240
Accumulated deficit	(350,083)	(325,268)
Accumulated other comprehensive loss	(10,481)	(10,443)

Total stockholders’ equity	$(20,093)	$3,020

Total liabilities and stockholders’ equity	$35,685	$32,610

D-Wave Systems Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense), net:
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Net loss per share, basic and diluted	$(0.12)	$(0.04)	$(0.22)	$(0.12)

Weighted-average shares used in computing net loss per share, basic and diluted	112,023,503	111,877,937	111,981,014	111,865,630

Comprehensive loss:
Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)
Foreign currency translation adjustment, net of tax	—	—	—	—

Net comprehensive loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

D-Wave Systems Inc.

Condensed consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,815)	$(13,496)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	705	747
Stock-based compensation	1,600	330
Amortization of operating right of use assets	459	497
Provision for excess and obsolete inventory	265	219
Non-cash interest expense	1,955	385
Non-cash final fee payment for Venture Loan	583	—
Unrealized foreign exchange loss (gain)	(349)	44
Change in operating assets and liabilities:
Trade accounts receivable	(505)	(126)
Research incentives receivable	(851)	(5,339)
Inventories	(301)	39
Prepaid expenses and other current assets	(4,449)	(288)
Trade accounts payable	107	(1,764)
Accrued expenses and other current liabilities	4,578	(733)
Deferred revenue	(54)	(324)
Operating lease liabilities	(427)	(459)

Net cash used in operating activities	(21,499)	(20,268)

Cash flows from investing activities:
Purchase of property and equipment	(175)	(1,069)
Purchase of software	(43)	(196)

Net cash used in investing activities	(218)	(1,265)

Cash flows from financing activities:
Proceeds from government program	3,178	13,458
Proceeds from debt financing	19,870	—
Proceeds from issuance of common stock upon exercise of stock options	141	67
Debt payments	(424)	(398)

Net cash provided by financing activities	22,765	13,127

Effect of exchange rate changes on cash and cash equivalents	(65)	262
Net (decrease) increase in cash and cash equivalents	983	(8,144)

Cash and cash equivalents at beginning of period	$9,483	$21,335

Cash and cash equivalents at end of period	$10,466	$13,191

Supplemental disclosure of noncash investing and financial activities:
Acquisition of property and equipment included in accounts payable	$3	$21

Unpaid deferred costs	$3,734	$—

D-Wave Systems Inc.

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

For the Three and Six Months Ended June 30, 2022 and 2021

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses	$12,770	$10,025	$24,544	$20,101
Excluding:
Depreciation and Amortization (1)	(294)	(363)	(625)	(735)
Stock based compensation	(816)	(169)	(1,600)	(330)

Non-GAAP Operating Expenses	$11,660	$9,493	$22,319	$19,036

(1)

Depreciation and Amortization reflects the Depreciation and Amortization incorporated in the Operating Expenses only, which differs from the Total Depreciation and Amortization set forth in the Condensed consolidated statement of cash flows that also includes Depreciation and Amortization recorded in Cost of Revenue.

D-Wave Systems Inc.

Reconciliation of Net Loss to Adjusted EBITDA

For the Three and Six Months Ended June 30, 2022 and 2021

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)
Excluding:
Depreciation and Amortization	334	363	705	747
Stock based compensation	816	169	1,600	330
Interest expense	1,746	207	2,538	385
Government assistance (2)	—	(4,586)	—	(4,586)
Other Income (expense), net (3)	(533)	(289)	(353)	(604)

Adjusted EBITDA	$(10,835)	$(8,804)	$(20,325)	$(17,224)

(1)

Interest expense primarily reflects the accrued interest associated with the below market interest rate government loans as if they were interest-bearing at market rates of interest, and the interest and amortization of the final fee associated with the Venture Loan with PSPIB Unitas Investments II Inc. that was entered into on March 3, 2022.

(2)	Government assistance reflects the imputed benefit arising from the difference between the market rate of interest and the rate of interest charged on the government loans.
(3)	Other Income (expense), net consists primarily of foreign exchange gains and losses, and is included in the above table to facilitate the reconciliation of Adjusted EBITDA to Net loss.

Contacts

Investor Contact:

Kevin Hunt

ir@dwavesys.com

Media Contact:

Frank Lentini

BCW

media@dwavesys.com